Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Silverado Gold Mines Ltd. (the "Registrant") on Form 10-KSB for the year ending November 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Garry L. Anselmo, Chief Executive Officer of the Registrant, certify to the best of my knowledge, pursuant to 18 U.S.C. Section1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: February 28, 2008

By: /s/ Garry L. Anselmo
Garry L. Anselmo,
Chief Executive Officer